EXHIBIT 10.3

                               AMENDMENT NO. 3 to
                              EMPLOYMENT AGREEMENT


     THIS AMENDMENT NO. 3 ("Amendment") dated as of April 10, 2003, entered into by and among Talk America Holdings, Inc., a Delaware corporation (the "Company"), and Kevin Griffo ("Employee").

                         W  I  T  N  E  S  S  E  T  H :
                         ------------------------------

     WHEREAS, the Company and Employee are parties to an Employment Agreement dated as of March 24, 2000, as amended (the "Agreement") pursuant to which the Company employs Employee as its Executive Vice President - Local Services; and

     WHEREAS, the Company and Employee desire to amend the Agreement as provided herein.

     NOW THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1. Section 2 of the Agreement is hereby amended in its entirety to read as follows:

     "2. TERM OF AGREEMENT. The term of Employee's employment hereunder shall commence on March 24, 2000 (the date when Employee commences employment hereunder, the "Commencement Date") and shall continue in effect until December 31, 2005, except as hereinafter provided (the "Term")."

2. Section 3.1 of the Agreement is hereby amended in its entirety to read as follows:

     3.1 OFFICER POSITIONS. Except as may otherwise be agreed upon between Company and Employee, Employee shall perform such duties and have such responsibilities as Executive Vice President-Direct Sales, and any other duties and responsibilities as may be assigned or delegated to him from time to time by Company's Chief Marketing Officer or Company's Board of Directors (the "Board"), including, without limitation, service as an employee, officer or director of affiliates (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Act")) (hereinafter, "Affiliates") of Company, without additional compensation. References in this Agreement to Employee's employment with Company shall be deemed to refer to employment with Company and/or, as the case may be, an Affiliate, as the context requires. Other than travel in the ordinary course of business, Employee's duties and responsibilities shall be undertaken primarily at the current offices of the Company's in Orlando, Florida, or an office at Employee's residence in Orlando, Florida which office shall be maintained by Employee at his expense (except for phone and

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     internet  access  for  such  office). Employee shall perform his duties and responsibilities to the best of his abilities hereunder in a diligent, businesslike manner. Employee shall devote substantially all of his working time and efforts to the business and affairs of Company; provided, however, that nothing in this Agreement shall preclude Employee from (a) engaging in charitable activities and community affairs, and (b) managing his personal investments and affairs (subject to the limitations in Section 10 hereof).

     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the day and year first written above.



TALK  AMERICA  HOLDINGS,  INC.                      EMPLOYEE


By: /s/ Aloysius T. Lawn IV                         /s/ Kevin Griffo
   ------------------------------                   --------------------------
   Name:  Aloysius  T.  Lawn  IV                    Kevin  Griffo
   Title: EVP  -  General  Counsel
          and  Secretary